Exhibit 4.3

[FORM OF REGISTERED GLOBAL SENIOR NOTE]

BofA Finance LLC

[Senior Medium-Term Notes, Series A][[•] Senior Notes Due [•]]

Fully and Unconditionally Guaranteed by Bank of America Corporation

REGISTERED GLOBAL SENIOR NOTE

This Registered Global Senior Note (this “Note”) is a Global Security within the meaning of the Indenture dated as of August 23, 2016, as supplemented from time to time (the “Indenture”), by and among BofA Finance LLC (the “Issuer”), Bank of America Corporation (the “Guarantor”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) under the Indenture and is registered in the name of [Cede & Co., as the nominee of The Depository Trust Company (55 Water Street, New York, New York) (the “Depository”)] [The Bank of New York Depository (Nominees) Limited, as nominee of The Bank of New York Mellon, London Branch, the common depository (the “Common Depository”) for Euroclear Bank SA/NV and/or Clearstream Banking S.A., Luxembourg]. This Note is not exchangeable for definitive or other Notes registered in the name of a person other than [the Depository or its nominee] [the Common Depository], except in the limited circumstances described in the Indenture or in this Note, and no transfer of this Note (other than a transfer as a whole by [the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor depository or a nominee of such successor depository] [the Common Depository to a successor common depository]) may be registered except in the limited circumstances described in the Indenture.1

[Unless this Note is presented by an authorized representative of the Depository to the Issuer or its agent for registration of transfer, exchange or payment, and this Note is registered in the name of CEDE & CO., or such other name as requested by an authorized representative of the Depository, and unless any payment is made to CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, since the registered owner hereof, CEDE & CO., has an interest herein.]2

THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY AND IS NOT AN OBLIGATION OF OR GUARANTEED BY BANK OF AMERICA, N.A. OR ANY OTHER BANK.

THIS NOTE IS A DIRECT, UNCONDITIONAL, UNSECURED AND UNSUBORDINATED GENERAL OBLIGATION OF BofA FINANCE LLC. THE PAYMENTS DUE ON THIS NOTE ARE FULLY AND UNCONDITIONALLY

GUARANTEED BY THE GUARANTOR AS MORE FULLY SET FORTH IN THE INDENTURE.

[1]	Modify this paragraph as needed to reflect a depository other than DTC, Euroclear or Clearstream, Luxembourg.
[2]	Modify in the case of all Registered Global Notes held by or through a depository other than DTC.

THIS NOTE IS SOLD IN MINIMUM DENOMINATIONS AS NOTED HEREIN AND/OR IN THE PRICING SUPPLEMENT ATTACHED HERETO AND CANNOT BE EXCHANGED FOR NOTES IN SMALLER DENOMINATIONS. EACH OWNER OF A BENEFICIAL INTEREST IN THIS NOTE IS REQUIRED TO HOLD A BENEFICIAL INTEREST OF A PRINCIPAL AMOUNT OF THIS NOTE EQUAL TO THE MINIMUM DENOMINATION AT ALL TIMES.

No. R-	Registered
CUSIP No.:
ISIN:
Common Code:	Principal Amount: [$]__________________

BofA Finance LLC

[Senior Medium-Term Notes, Series A][[•] Senior Notes Due [•]]

Fully and Unconditionally Guaranteed by Bank of America Corporation

[INSERT SPECIFIC NAME OR DESIGNATION OF THE NOTES]

REGISTERED GLOBAL SENIOR NOTE

ORIGINAL ISSUE DATE[3]:	☐ This Note is an Amortizing Note. [See payment schedule in attached [Pricing][Prospectus] Supplement]

STATED MATURITY DATE:

SPECIFIED CURRENCY: ☐ U.S. Dollars ☐ Other (specify):	[CALCULATION AGENT:]

RECORD DATES:

BofA FINANCE LLC, a Delaware limited liability company (herein called the “Issuer,” which term includes any successor company), for value received, hereby promises to pay to [CEDE & CO., as nominee for The Depository Trust Company][THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, as nominee of The Bank of New York Mellon, London Branch, the common depository for Euroclear Bank SA/NV, and/or Clearstream Banking S.A., Luxembourg]4, or its registered assigns, [the principal amount specified above][the relevant payment amount calculated in accordance with the applicable terms and provisions set forth in the [prospectus supplement][pricing supplement]] attached hereto, as adjusted in accordance with Schedule 1 hereto, on the Stated Maturity Date specified above (except to the extent redeemed or repaid or to the extent the entire principal amount is otherwise paid prior to the Stated Maturity Date), and, if applicable, to pay interest thereon in accordance with the terms and provisions of this Note, including the Pricing Supplement (as defined below), and the Indenture, and, to the extent that the payment of such interest shall be legally enforceable, to pay interest at the interest rate or default rate specified in the Pricing Supplement on any overdue principal and premium, if any, and on any overdue installment of interest, if any.

[3]

The form provides that interest, if any, will accrue from the Original Issue Date. In the event a series of Notes is reopened, interest, if any, will accrue from the Original Issue Date for all tranches of Notes of that series. However, in the event a series of Notes is reopened, the authentication date for each tranche of Notes will be the date that tranche of Notes is settled, which may be different from the Original Issue Date.

[4]	Modify as needed for a different nominee or a nominee of a depository other than DTC, Euroclear or Clearstream, Luxembourg.

The terms and provisions set forth in (i) the [prospectus supplement][pricing supplement] attached hereto[, and] (ii) [the Product Supplement (as defined on the reverse hereof) under the section entitled “Description of the Notes” or any similarly entitled section thereof, (iii)] the Prospectus (as defined on the reverse hereof) in the section entitled “Description of Debt Securities” [and] [(iv)] [the Prospectus Supplement (as defined on the reverse hereof) in the section entitled “Description of the Notes”] (the [pricing][prospectus] supplement attached hereto, together with such terms and provisions of [the Product Supplement,] the Prospectus[ and the Prospectus Supplement], the “Pricing Supplement”) are hereby incorporated by reference herein and are deemed to be a part of this Note and are binding upon the parties as though fully set forth herein as of the applicable Original Issue Date specified on Schedule 1 hereto (such date, the “Original Issue Date”). When used herein, “Maturity” means the date on which the principal of this Note or an installment of principal becomes due and payable in full in accordance with the terms and provisions of this Note, the Pricing Supplement and the Indenture, whether at the Stated Maturity Date or by declaration of acceleration, call for redemption, prepayment at the holder’s option or otherwise.

Any payments due on this Note are fully and unconditionally guaranteed by Bank of America Corporation as more fully set forth in the Indenture.

Any interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Note (or one or more predecessor Notes evidencing all or a portion of the same debt as this Note) is registered, unless otherwise specified herein or in the Pricing Supplement (i) for book-entry only Notes, at the close of business on the date that is one business day (in Charlotte, North Carolina and New York City) prior to such Interest Payment Date or (ii) for any Notes in definitive form, on the fifteenth calendar day preceding such Interest Payment Date, whether or not such record date is a business day (each, referred to herein as the “Regular Record Date”); provided, however, that the first payment of interest on any Note with an Original Issue Date between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date will be made on the Interest Payment Date following the next Regular Record Date to the person in whose name this Note is registered at the close of business on such next Regular Record Date; and provided, further, that interest payable at Maturity (the “Maturity Date”) will be payable to the person to whom the principal hereof shall be payable. The principal so payable, and punctually paid or duly provided for, at Maturity will be paid to the person in whose name this Note (or one or more predecessor Notes evidencing all or a portion of the same debt as this Note) is registered at the time of payment by the Paying Agent (as defined on the reverse hereof). Any such principal of, or any premium, interest or other amounts payable on, this Note not punctually paid or duly provided for shall be payable as provided in this Note and in the Indenture.

Payment of principal of, and premium, if any, and any interest or other amounts payable on, this Note due at Maturity will be made in immediately available funds upon presentation and surrender of this Note at the office of the Paying Agent maintained for that purpose, and in accordance with the procedures of the depository or clearing system noted hereon; provided, that this Note is presented to the Paying Agent in time for the Paying Agent to make such payment in accordance with its normal procedures. Payments of any interest or other amounts payable on this Note (other than at Maturity) will be made by wire transfer to such account as has been appropriately designated to the Paying Agent by the person entitled to such payments.

The Issuer will pay any administrative costs imposed by any bank in making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon payments hereunder, including, without limitation, any withholding tax, will be borne by the holder hereof.

Reference is made to the further terms and provisions of this Note set forth on the reverse hereof and the applicable terms and provisions set forth in the Pricing Supplement, which terms and provisions shall have the same effect as though fully set forth herein. In the event of any conflict between the terms and provisions contained herein or on the reverse hereof and the applicable terms and provisions in the Pricing Supplement, the latter shall control. References herein to “this Note,” “hereof,” “herein” and comparable terms shall include the applicable terms and provisions set forth in the Pricing Supplement.

Unless the certificate of authentication hereon has been executed by the Trustee (or other authentication agent duly appointed in accordance with the Indenture), by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, BofA Finance LLC has caused this instrument to be duly executed on its behalf, by manual or facsimile signature.

Dated:_____________________________________		BofA FINANCE LLC

By:
[ATTEST:		Name:
Title:

By:	_____________________________________
Title: [Assistant] Secretary]

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Dated:________________	THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

[ATTACH [PRICING][PROSPECTUS] SUPPLEMENT]

[Reverse of Note]

BofA Finance LLC

[Senior Medium-Term Notes, Series A] [[●] Senior Notes Due [●]]

Fully and Unconditionally Guaranteed by Bank of America Corporation

REGISTERED GLOBAL SENIOR NOTE

SECTION 1. General. This Note is one of a duly authorized series of senior notes of the Issuer to be issued under the Indenture dated as of August 23, 2016, as supplemented from time to time (the “Indenture”), by and among the Issuer, Bank of America Corporation (the “Guarantor”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), [as part of the Securities (as defined in the Indenture) designated as Senior Medium-Term Notes, Series A,] and to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Guarantor, the Trustee, and each paying agent appointed thereunder (each, a “Paying Agent”) and the holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms “Trustee” and “Paying Agent” shall include any additional or successor trustee or paying agents appointed in such capacities by the Issuer in accordance with the terms and provisions of the Indenture.

This Note is issued pursuant [to the Prospectus Supplement dated                , 20    ] to the Prospectus dated                 , 20    [, and the relevant product supplement identified in the pricing supplement attached hereto] ([each] as may be supplemented or amended prior to the date of the attached [pricing][prospectus] supplement, or as may be superseded or replaced by another document as of the date of the attached [pricing][prospectus] supplement ([the “Prospectus Supplement,”] the “Prospectus” [and the “Product Supplement”][, respectively]), for the offer and sale of the Issuer’s [senior medium-term notes, Series A] [[●] Senior Notes due [●]] (the “Notes”). The Notes may have different issue dates, Maturities and payment terms and vary in such other ways as provided in the Pricing Supplement and the Indenture.

The Issuer has initially appointed the Trustee to act as the Paying Agent, Security Registrar and transfer agent for the Notes. The Issuer may appoint a successor paying agent or an additional or different paying agent for this Note pursuant to the terms and provisions of the Indenture (each such other entity appointed to act as a paying agent or designated as such in the Pricing Supplement, together with the Trustee, a “Paying Agent”). This Note may be presented or surrendered for payment, and notices, designations or requests in respect of payments with respect to this Note may be served, at the corporate trust office or agency of the Trustee, located at 10161 Centurion Parkway N., 2nd Floor, Jacksonville, Florida 32256, or such other locations as may be specified by the Trustee and notified to the Issuer and the registered holder of this Note.

Unless specified otherwise in the Pricing Supplement, this Note will not be subject to a sinking fund.

SECTION 2. Interest Provisions. Interest, if any, payable on this Note shall be calculated as set forth in the Pricing Supplement.

Unless otherwise specified in the Pricing Supplement, if the Maturity Date (which, for the avoidance of doubt, includes the date on which principal is paid in the case of redemption or repayment of this Note) occurs on a day that is not a business day (as described in the Pricing Supplement), any amount of principal, premium, interest or other amount that would otherwise be due on this Note on such day (the “Specified Day”) may be paid or made available for payment on the business day that is next succeeding the Specified Day with the same force and effect as if such amount were paid on the Specified Day, and no interest will accrue on the amount so payable for the period from the Specified Day to such next succeeding business day.

The business day convention applicable to any Interest Period, Interest Reset Date, Interest Payment Date or interest demarcation date (each as specified in the Pricing Supplement), other than one that falls on a Specified Day, for this Note will be described and specified in the Pricing Supplement; provided that if no such business day convention is specified in the Pricing Supplement, then, with respect to any Interest Period during which this Note bears interest at a fixed rate, the following unadjusted business day convention (as described in the Pricing Supplement) shall apply to this Note, and, with respect to any Interest Period during which this Note bears interest at a floating rate, the modified following business day convention (adjusted) (as described in the Pricing Supplement) shall apply to this Note.

SECTION 3. Amortizing Notes. If this Note is designated as an “Amortizing Note” on the face hereof, the Issuer will make payments combining principal and interest on the dates and in the amounts set forth in the table included in the Pricing Supplement. If this Note is an Amortizing Note, payments made hereon will be applied first to interest due and payable on each such payment date and then to the reduction of the Outstanding Face Amount. The term “Outstanding Face Amount” means, at any time, the amount of unpaid principal hereof at such time.

SECTION 4. Optional Redemption. If so specified in, and in accordance with the applicable terms and provisions of, the Pricing Supplement, this Note may be redeemed at the option of the Issuer (i) at any time on and after an initial date specified in the Pricing Supplement, (ii) on any Interest Payment Date on or after an initial date specified in the Pricing Supplement or (iii) on such other date or dates, if any, or in such other manner as set forth in the Pricing Supplement for redemption at the option of the Issuer (each such date, an “Optional Redemption Date”). IF NO OPTIONAL REDEMPTION DATE OR DATES ARE SET FORTH IN THE PRICING SUPPLEMENT, THIS NOTE MAY NOT BE REDEEMED AT THE OPTION OF THE ISSUER PRIOR TO THE STATED MATURITY DATE, EXCEPT AS PROVIDED PURSUANT TO SECTION 7 HEREIN IN THE EVENT THAT ANY ADDITIONAL AMOUNTS (AS DEFINED BELOW) ARE REQUIRED TO BE PAID BY THE ISSUER WITH RESPECT TO THIS NOTE.

Unless otherwise specified in the Pricing Supplement, this Note may be redeemed on any Optional Redemption Date in whole or from time to time in part (in increments of the Minimum Denomination, as defined below) at the option of the Issuer at the Redemption Price (as defined below), together with accrued and unpaid interest (if any) hereon payable at the applicable rate or rates (if any) borne by this Note to, but excluding, the date fixed for redemption, on notice given in accordance with the Indenture to the holder of this Note not less than 10 business days nor more than 60 calendar days (unless otherwise specified in the Pricing Supplement) prior to the date fixed for redemption. Unless otherwise specified in the Pricing Supplement, the notice of redemption shall specify:

•	the date fixed for redemption;

•	the redemption price (or, if not then ascertainable, the manner of calculation of the redemption price);

•	the securities identification number(s) of the Notes to be redeemed;

•	the amount to be redeemed, if less than all of the outstanding series of Notes is to be redeemed;

•	the place of payment for the Notes to be redeemed;

•	that interest (if any) accrued on the Notes to be redeemed will be paid as specified in the notice; and

•	that on and after the date fixed for redemption, interest (if any) will cease to accrue on the Notes to be redeemed.

So long as a depository is the record holder of this Note, the Issuer will deliver any notice of redemption only to that depository in accordance with the Indenture.

In the event of redemption of this Note in part only, the unredeemed portion hereof shall be at least the Minimum Denomination. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the registered holder hereof upon the surrender of this Note or, where applicable, an appropriate notation will be made on Schedule 1 attached hereto. Unless otherwise specified herein or in the Pricing Supplement, if less than all of the Notes with like tenor and terms and provisions are to be redeemed, the particular Notes to be redeemed shall be selected in accordance with the applicable procedures of the [Depository] [applicable clearing system]. If this Note is redeemable at the option of the Issuer, then, unless otherwise specified in the Pricing Supplement, the “Redemption Price” shall be 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest (if any) to, but excluding, the date fixed for redemption. The Security Registrar will make appropriate modifications to the entry in the Security Register for the Notes to reflect the reduction in the principal amount of this Note pursuant to a redemption in accordance with this Section.

From and after any date fixed for redemption, if monies for the redemption of this Note (or portion hereof) shall have been made available for redemption on such date, this Note (or such portion hereof) shall cease to bear interest (if any) and the holder’s only right with respect to this Note (or such portion hereof) shall be to receive payment of the principal amount of the Note being redeemed (or, if this is an Original Issue Discount Note as specified in the Pricing Supplement, the amortized face amount hereof) and, if appropriate, all unpaid interest (if any) accrued to such redemption date.

SECTION 5. Optional Repayment. If so specified in the Pricing Supplement, this Note will be repayable prior to the Stated Maturity Date at the option of the registered holder on the optional repayment date(s), if any, specified in the Pricing Supplement (each such date, an “Optional Repayment Date”). IF NO OPTIONAL REPAYMENT DATES ARE SET FORTH IN THE PRICING SUPPLEMENT, THIS NOTE MAY NOT BE SO REPAID AT THE OPTION OF THE HOLDER HEREOF PRIOR TO THE STATED MATURITY DATE. Unless otherwise specified in the Pricing Supplement, on any Optional Repayment Date, this Note shall be repayable in whole or in part at the option of the holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with accrued and unpaid interest (if any) hereon payable at the applicable rate or rates (if any) borne by this Note to, but excluding, the date of repayment; provided, however, that, in the event of repayment of this Note in part only, the unrepaid portion hereof shall be at least the Minimum Denomination specified in the Pricing Supplement. For this Note to be repaid in whole or in part at the option of the holder hereof on any Optional Repayment Date, this Note must be received, with the form attached hereto entitled “Option to Elect Repayment” duly completed, by the applicable Paying Agent (as appropriate in accordance with such attached form), at the applicable address set forth on such form or at such other address which the Issuer shall from time to time notify the holders of the Notes not less than 30 nor more than 60 calendar days prior to such holder’s Optional Repayment Date. In the event of repayment of this Note in part only, a new Note for the unrepaid portion hereof shall be issued in the name of the registered holder hereof upon the surrender hereof or, where applicable, an appropriate notation will be made on Schedule 1 attached hereto. Exercise of such repayment option by the holder hereof shall be irrevocable. The Security Registrar will make appropriate modifications to the entry in the Security Register for the Notes to reflect the reduction in the principal amount of this Note pursuant to a repayment in accordance with this Section.

From and after any Optional Repayment Date, if monies for the repayment of this Note (or portion hereof) shall have been made available for repayment on such Optional Repayment Date, this Note (or such portion hereof) shall cease to bear interest (if any) and the holder’s only right with respect to this Note (or such portion hereof) shall be to receive payment of the principal amount of the Note being repaid (or, if this is an Original Issue Discount Note as specified in the Pricing Supplement, the amortized face amount hereof) and, if appropriate, all unpaid interest (if any) accrued to such Optional Repayment Date.

SECTION 6. Additional Amounts. If so specified in the Pricing Supplement, and subject to the exceptions and limitations set forth in the Pricing Supplement, the Issuer will pay to the beneficial owner of this Note that is a “United States Alien” (as defined below) additional amounts (“Additional Amounts”) to ensure that every net payment on this Note will not be less, due to the payment of U.S. withholding tax, than the amount then otherwise due and payable. For this purpose, a “net payment” on this Note means a payment by the Issuer or any Paying Agent, including payment of principal and interest, after deduction for any present or future tax, assessment, or other governmental charge of the United States (other than a territory or possession). These Additional Amounts will constitute additional interest on this Note. For this purpose, “U.S. withholding tax” means a withholding tax of the United States, other than a territory or possession.

However, notwithstanding the Issuer’s obligation, if so specified in the Pricing Supplement, to pay Additional Amounts, the Issuer will not be required to pay Additional Amounts in any of the circumstances described in the Pricing Supplement.

For purposes of determining whether the payment of Additional Amounts is required, the term “United States Alien” means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership to the extent that one or more of its members is, for United State federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

SECTION 7. Redemption for Tax Reasons. If so specified in the Pricing Supplement, the Issuer may redeem, this Note in whole, but not in part, at any time before the Stated Maturity Date after giving not less than 30 nor more than 60 calendar days’ notice to the applicable Paying Agent and to the registered holder of this Note, if the Issuer has or will become obligated to pay Additional Amounts, as described herein and in the Pricing Supplement, as a result of any change in, or amendment to, the laws or regulations of the United States or any political subdivision or any authority of the United States having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of the Pricing Supplement.

In connection with any notice of redemption for tax reasons as described herein, the Issuer will deliver to the Trustee and/or any applicable Paying Agent under the Indenture any required certificate, request or order.

Unless otherwise specified in the Pricing Supplement, if redeemed for tax reasons, this Note will be redeemed at 100% of its principal amount (or, in the case of an Original Issue Discount Note, the amortized face amount hereof determined as of the date of redemption), together with any interest accrued up to, but excluding, the redemption date.

From and after any redemption date, if monies for the redemption of this Note shall have been made available for redemption on such redemption date, this Note shall cease to bear interest (if any) and the holder’s only right with respect to this Note shall be to receive payment of the principal amount of the Note (or, if this is an Original Issue Discount Note as specified in the Pricing Supplement, the amortized face amount hereof) and, if appropriate, all unpaid interest (if any) accrued to such redemption date.

SECTION 8. Modification and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment of the Indenture and the modification of the rights and obligations of the Issuer and the Guarantor and the rights of the holders of the Notes under the Indenture at any time by the Issuer, the Guarantor and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of all Securities (as defined in the

Indenture) then outstanding under the Indenture and affected by such amendment and modification, considered together as one class for this purpose (such affected Securities may be Securities of the same or different series and, with respect to any series, may comprise fewer than all the Securities of such series). The Indenture also contains terms and provisions permitting the holders of a majority in aggregate principal amount of all Securities then outstanding under the Indenture and affected thereby, considered together as one class for this purpose (such affected Securities may be Securities of the same or different series and, with respect to any series, may comprise fewer than all the Securities of such series), on behalf of the holders of all such affected Securities, to waive compliance by the Issuer or the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The determination of whether particular Securities are “outstanding” will be made in accordance with the Indenture.

Any action by the holder of this Note shall bind all future holders of this Note, and of any Note issued in exchange or substitution hereof or in place hereof, in respect of anything done or permitted by the Issuer or by the Trustee in pursuance of such action.

Any new Note authenticated and delivered after the execution of any agreement modifying, amending or supplementing this Note may bear a notation in a form approved by the Issuer as to any matter provided for in such modification, amendment or supplement to the Indenture or the Notes. Any new Note so modified as to conform, in the opinion of the Issuer, to any terms or provisions contained in any such modification, amendment or supplement may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for this Note.

SECTION 9. Obligations Unconditional. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, and premium, if any, or any interest and other amounts payable on this Note when due, at the times, place and rate, and in the coin or currency, herein prescribed.

SECTION 10. Successor to Issuer. The terms and provisions of the Indenture set forth in Article Eleven thereof shall govern the Company’s ability to consolidate or merge with or into any other Person (as defined in the Indenture) or sell, convey or transfer all or substantially all of its assets to any other Person and the effect of any such consolidation, merger, sale, conveyance or transfer.

SECTION 11. Minimum Denominations. This Note, and any Note issued in exchange or substitution herefor or in place hereof, or upon registration of transfer, exchange or partial redemption or repayment of this Note, may be issued only in the minimum authorized denominations as specified in the Pricing Supplement, or if no such minimum authorized denominations are so specified, in minimum authorized denominations of U.S.$1,000 and any integral multiple of U.S.$1,000 in excess thereof (or the equivalent amount in other currencies, subject to any other statutory or regulatory minimums) (the “Minimum Denominations”).

SECTION 12. Registration of Transfer. As provided in the Indenture and subject to certain limitations as therein set forth, the transfer of this Note is registrable in the Security Register maintained by the Security Registrar, upon surrender of this Note for registration of transfer at the office or agency of the Issuer designated by it pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee or the Security Registrar requiring such written instrument of transfer duly executed by, the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of Minimum Denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

This Note may be exchanged in whole, but not in part, for certificated notes in definitive registered form (referred to herein as “Definitive Notes”), only under the circumstances described in the Indenture, unless otherwise specified in the Pricing Supplement. Unless otherwise set forth herein or in the Pricing Supplement, Definitive Notes will be issued in Minimum Denominations only and will be issued in registered form only, without coupons.

Subject to the terms and provisions of the Indenture, if Definitive Notes are issued, a holder may exchange its Definitive Notes for other Definitive Notes representing the Notes in an equal aggregate principal amount and in Minimum Denominations.

Definitive Notes may be presented for registration of transfer at the office of the Security Registrar or at the office of any transfer agent that the Issuer may designate and maintain. The Security Registrar or the transfer agent will make the transfer or registration only if it is satisfied with the documents of title and identity of the person making the request. The Issuer may change the Security Registrar or the transfer agent or approve a change in the location through which the Security Registrar or transfer agent acts at any time, except that the Issuer will be required to maintain a transfer agent in each place of payment for the Notes of this series. At any time, the Issuer may designate additional transfer agents for the Notes of this series.

Neither the Issuer nor the Security Registrar will be required to (a) issue, exchange, or register the transfer of this Note if the series of which this Note is a part is to be redeemed for a period of 15 calendar days before the delivery of the notice of redemption, or (b) exchange or register the transfer of any Notes of the series of which this Note is a part (i) that were selected, called, or are being called for redemption, except, if being redeemed in part, the unredeemed portion of the Notes, or (ii) as to which the registered holder has exercised any right to require the Issuer to repay the Notes, except, if being repaid in part, the portion of the Notes to remain outstanding.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee, and any agent of the Issuer or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Trustee, nor any such agent shall be affected by notice to the contrary, except as required by applicable law.

SECTION 13. Events of Default. Unless otherwise provided herein or in the Pricing Supplement, the “Events of Default” with respect to this Note shall be as set forth in Section 6.01 of the Indenture, and, solely to the extent set forth in Section 6.01 of the Indenture, upon the occurrence and continuance of an Event of Default with respect to this Note, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Indenture.

SECTION 14. Defeasance. Unless otherwise specified in the Pricing Supplement, the provisions of Article Fourteen of the Indenture do not apply to this Note.

SECTION 15. Specified Currency. Unless otherwise provided herein or in the Pricing Supplement, the principal of and any premium, interest or other amounts payable on this Note are payable in the Specified Currency indicated on the face hereof.

SECTION 16. Original Issue Discount Note. If this Note is identified as an Original Issue Discount Note in the Pricing Supplement, then unless otherwise specified therein, the amount payable to the holder of this Note in the event of redemption, repayment or acceleration of Maturity will be the Amortized Face Amount (as defined below) of this Note as of the date of such event. The “Amortized Face Amount” shall be the amount equal to (a) the Issue Price (as set forth in the Pricing Supplement) plus (b) the original issue discount amortized from the Original Issue Date to the date as of which the Amortized Face Amount is calculated, as specified in the Pricing Supplement.

SECTION 17. Mutilated, Defaced, Destroyed, Lost or Stolen Notes. In case this Note shall at any time become mutilated, defaced, destroyed, lost or stolen, and this Note or evidence of the loss, theft or destruction hereof satisfactory to the Issuer and the Trustee and such other documents or proof as may be required by the Issuer and the Trustee shall be delivered to the Trustee, the Trustee shall issue a new Note of like tenor, form, payment and other terms and provisions and principal amount and bearing a number not contemporaneously used or in use for any other Note issued under the Indenture, in exchange and substitution for the mutilated or defaced Note or in lieu of the Note destroyed, lost or stolen but, in the case of any destroyed, lost or stolen Note, only upon receipt of evidence satisfactory to the Issuer and the Trustee that this Note was destroyed, stolen or lost, and, if required, upon receipt of indemnity satisfactory to the Issuer and the Trustee. Upon the issuance of any substituted Note, the Issuer may require the payment of a sum sufficient to cover all expenses and reasonable charges connected with the preparation and delivery of a new Note. If any Note which has matured or has been redeemed or repaid or is about to mature or to be redeemed or repaid shall become mutilated, defaced, destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Note) upon compliance by the holder with the provisions of this paragraph.

SECTION 18. Miscellaneous. No recourse shall be had for the payment of principal of, or any premium, interest or other amounts payable on, this Note for any claim based hereon, or otherwise in respect hereof, against any shareholder, employee, agent, officer or director, as such, past, present or future, of the Issuer or of any successor organization, either directly or through the Issuer or any successor organization, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

SECTION 19. Defined Terms. All terms used in this Note which are defined in the Indenture or the Prospectus and are not otherwise defined in this Note shall have the meanings assigned to them in the Indenture or the Prospectus, as applicable.

SECTION 20. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, NOTWITHSTANDING ANY OTHERWISE APPLICABLE CONFLICTS OF LAWS PROVISIONS AND ALL APPLICABLE UNITED STATES FEDERAL LAWS AND REGULATIONS.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM —	as tenants in common
TEN ENT —	as tenants by the entireties
JT TEN	— as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —                                           as Custodian for

(Cust)                                                                  (Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)

and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

/ /
Please print or type name and address, including zip code of assignee the within Note of BofA FINANCE LLC and all rights thereunder and does hereby irrevocably constitute and appoint

                                             Attorney

to transfer the said Note on the books of the within-named Issuer, with full power of substitution in the premises

Dated:

SIGNATURE GUARANTEED:
NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of this Note

Schedule 1

SCHEDULE OF TRANSFERS, EXCHANGES,

REDEMPTIONS AND REPAYMENTS

The following increases and decreases in the principal amount of this Note have been made:

Date of Transfer, Exchange, Redemption or Repayment, as Applicable	Increase (Decrease) in Principal Amount of this Note Due to Transfer Among Global Notes or Exchange, Redemption or Repayment of Global Note, as Applicable	Principal Amount of this Note After Transfer, Exchange, Redemption or Repayment, as Applicable	Notation made by or on behalf of the Issuer

[OPTION TO ELECT REPAYMENT]

The undersigned hereby irrevocably request(s) and instruct(s) the Issuer to repay this Note (or portion hereof specified below) pursuant to its terms and provisions at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at

__________________________________________________________________________________________________________________________.

(Please print or typewrite name and address of the undersigned)

For this Note to be repaid, [the Trustee must receive at 10161 Centurion Parkway N., 2nd Floor, Jacksonville, Florida 32256] [the Paying Agent must receive at _____________________________,] or at such other place or places of which the Issuer from time to time shall notify the registered holder of this Note, not less than 30 nor more than 60 calendar days prior to an Optional Repayment Date, if any, shown in the Pricing Supplement, this Note with this “Option to Elect Repayment” form duly completed.

If less than the entire principal amount of this Note is to be repaid, (a) specify the portion hereof which the registered holder elects to have repaid and (b) specify the portion hereof (which shall be a minimum amount equal to the Minimum Denomination) which is not being repaid (in the absence of any such specification to the contrary, one such Note will be issued for the portion not being repaid).

Date:____________________
NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.

Principal amount to be repaid, if amount to be repaid is less than the principal amount of this Note (principal amount remaining must be in Minimum Denominations):
[U.S.$]

Amount to be Reissued (principal amount remaining must be in Minimum Denominations):
[U.S.$]
☐ [Option To Use DTC Tender Procedures]

[U.S.$]

DTC Participant Number:	Fill in registration of Notes if to be issued otherwise than to the registered holder:
DTC Participant Name:	Name
DTC Participant Telephone Number:	Address:

(Please print name and address including zip code)

SOCIAL SECURITY OR OTHER TAXPAYER ID NUMBER

21